Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-199731) on Form S-8 of Kimball Electronics, Inc. of our report dated December 16, 2021, relating to our audit of the financial statements and supplemental schedule of Kimball Electronics, Inc. Retirement Plan, which appears in this Annual Report on Form 11-K of Kimball Electronics, Inc. Retirement Plan for the year ended June 30, 2021.

/s/ RSM US LLP
RSM US LLP
Indianapolis, Indiana
December 16, 2021